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                                                                   Exhibit 10.45

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                          1999 LONG TERM INCENTIVE PLAN
                        ---------------------------------

                           PERFORMANCE UNIT AGREEMENT
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                         DATE OF GRANT: FEBRUARY 5, 2003

                              W I T N E S S E T H:

      1. Grant. Pursuant to the provisions of the 1999 Long Term Incentive Plan (collectively, the "Plan"), R.J. Reynolds Tobacco Holdings, Inc. (the "Company") on the above date has granted to

                   <<FIRSTNAME>> <<LASTNAME>> (THE "GRANTEE"),

subject to the terms and conditions which follow and the terms and conditions of the Plan, a target of

                         <<NUMBER>> PERFORMANCE UNITS.

      A copy of the Plan is attached and made a part of this Agreement with the same effect as if set forth in the Agreement itself. All capitalized terms used in this Agreement shall have the meaning set forth in the Plan, unless otherwise indicated.

      2. Valuation of Performance Units. Each Performance Unit shall have an initial value of $1,000 (the "Initial Grant Value"). The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") shall value each Performance Unit at the end of 2003 using the performance measures set forth in the grid attached as Exhibit A, but the Compensation Committee shall have the discretion to reduce the resulting valuation (the "Payment Value"). The Grantee agrees that the Performance Units granted hereunder are in lieu of an award under the Company's Annual Incentive Award Plan for 2003.

      3. Vesting. (a) The Performance Units shall vest on December 31, 2003, or if earlier, upon the Grantee's death, Permanent Disability (as defined in the Company's Long Term Disability Plan), or retirement under a retirement plan of the Company or a subsidiary of the Company.

      (b) Notwithstanding anything in Section 3(a) to the contrary, in the event of the Grantee's involuntary Termination of Employment without Cause (as such terms are defined in Section 5 of this Agreement), the number of Performance Units which shall vest shall be equal to the product of (i) the original number of Performance Units granted to the Grantee under this Agreement and (ii) a fraction, the numerator of which shall be


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the number of whole or partial months between January 1, 2003 and the date of the Grantee's Termination of Employment, and the denominator of which shall be 12.

      (c) Notwithstanding anything in Section 3(a) to the contrary, in the event of a Change of Control (as defined in the Plan), the number of Performance Units which shall vest shall be equal to the product of (i) the original number of Performance Units granted to the Grantee under this Agreement and (ii) a fraction, the numerator of which shall be the number of whole or partial months commencing on January 1, 2003 and ending on the date of the Change of Control, and the denominator of which shall be 12. Such prorated award shall be paid as soon as practicable after the Change of Control. The value of each Performance Unit shall be equal to the greater of (x) the Initial Grant Value or (y) the Target Value set forth on Exhibit A attached to this Agreement.

      (d) Upon the Grantee's voluntary Termination of Employment or Termination of Employment for Cause (as such terms are defined in Section 5 of this Agreement) prior to the end of a Performance Period, all of the Grantee's Performance Units shall be cancelled, except to the extent that at the time of Termination of Employment, the Grantee has an employment or termination agreement with the Company or one of its subsidiaries which includes non-cancellation of some or all of the Performance Units.

      4. Payment. (a) Payment of Performance Units shall be made only in Cash. Except with respect to a Change of Control as described in Section 3(c) of this Agreement, or except under such other circumstances as the Compensation Committee deems appropriate, no payment shall be made to the Grantee prior to the end of 2003. Except with respect to a Change of Control as described in
Section 3(c) of this Agreement, payment of Performance Units shall be made in the amount of the Payment Value as soon as practicable following the close of the Company books at the end of 2003.

      (b) In the event of the death of a Grantee, any payment to which such Grantee is entitled under the Plan shall be made to the beneficiary designated by the Grantee to receive the proceeds of any noncontributory group life insurance coverage provided for the Grantee by the Company or a subsidiary of the Company ("Group Life Insurance Coverage"). If the Grantee has not designated such beneficiary, or desires to designate a different beneficiary, the Grantee may file with the Company a written designation of a beneficiary under the Plan, which designation may be changed or revoked only by the Grantee, in writing. If no designation of beneficiary has been made by a Grantee under the Group Life Insurance Coverage or filed with the Company under the Plan, distribution upon such Grantee's death shall be made in accordance with the provisions of the Group Life Insurance Coverage. If a Grantee is no longer an employee of the Company at the time of death, no longer has any Group Life Insurance Coverage and has not filed a designation of beneficiary with the Company under the Plan, distribution upon such Grantee's death shall be made to the Grantee's estate.

      5. Termination of Employment. (a) For purposes of this Agreement, the term "Termination of Employment" shall mean termination from active employment with the Company or a subsidiary of the Company; it does not mean the termination of pay and benefits at the end of a period of salary continuation (or other form of severance pay or pay in lieu of salary).


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      (b) For purposes of this Agreement, if the Grantee has an employment or severance agreement, employment shall be deemed to have been terminated for "Cause" only as such term is defined in the employment or severance agreement. For purposes of this Agreement, if the Grantee does not have an employment or severance agreement that defines the term "Cause," the Grantee's employment shall be deemed to have been terminated for "Cause" if the Termination of Employment results from the Grantee's: (i) criminal conduct; (ii) deliberate and continual refusal to perform employment duties on substantially a full time basis; (iii) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than the Grantee; or (iv) deliberate misconduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Grantee that such conduct was in the best interests of the Company. A Termination of Employment shall not be deemed for Cause hereunder unless the senior human resources executive of the Company shall confirm that any such Termination of Employment is for Cause. Any voluntary Termination of Employment by the Grantee in anticipation of an involuntary Termination of Employment for Cause shall be deemed to be a Termination of Employment for Cause.

      6. Transferability. Other than as specifically provided in this Agreement with regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or change; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

      7. No Right to Employment. Neither the execution and delivery of this Agreement nor the granting of the Performance Units evidenced by this Agreement shall constitute any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any specific capacity or shall prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause.

      8. Change in Corporate Structure. In the event of any stock split, spin-off, stock dividend, extraordinary cash dividend, stock combination or reclassification, recapitalization or merger, Change of Control or similar event, the Compensation Committee shall make such revisions to this Agreement as it deems are equitably required. Any adjustment or revision made by the Compensation Committee shall be final and binding on the Grantee, the Company and all other interested persons; provided, however, that the Compensation Committee may not make any such adjustments or revisions that are adverse to the Grantee without the Grantee's written consent.

      9. Application of Laws. The granting of Performance Units under this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.


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      10. Notices. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, R.J. Reynolds Tobacco Holdings, Inc., Post Office Box 2866, Winston-Salem, NC 27102-2866, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

      11. Taxes. Any taxes required by federal, state or local laws to be withheld by the Company in respect of the grant of Performance Units or payment of the Payment Value hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the necessary withholding by the Company to satisfy such tax withholding obligations prior to delivery of the Payment Value.

      12. Administration and Interpretation. In consideration of the grant of Performance Units hereunder, the Grantee specifically agrees that the Compensation Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Compensation Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Compensation Committee may delegate its interpretive authority to an officer or officers of the Company.

      13. Amendment. This Agreement is subject to the Plan, a copy of which is attached. The Board of Directors may amend the Plan and the Compensation Committee may amend this Agreement at any time and in any way, except that any amendment of the Plan or this Agreement that would impair the Grantee's rights under this Agreement may not be made without the Grantee's written consent.

      14. Obligations of Grantee. (a) In consideration of the grant of Performance Units hereunder, the Grantee, while both actively employed and in the event of Grantee's Termination of Employment for any reason, specifically agrees that within the term of this grant or within one year following the payment of any amounts pursuant to the grant, if later: (i) the Grantee will personally provide reasonable assistance and cooperation to the Company in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company; (ii) the Grantee will promptly notify the Company upon receipt of any requests from anyone other than an employee or agent of the Company for information regarding the Company, or if the Grantee becomes aware of any potential claim or proposed litigation against the Company;
(iii) the Grantee will refrain from providing any information related to any claim or potential litigation against the Company to any non-Company representatives without either the Company's written permission or being required to provide information pursuant to legal process; (iv) the Grantee will not disclose or misuse any confidential information or material concerning the Company; and (v) the Grantee will not engage in any activity contrary or harmful to the interests of the Company. In further consideration of the grant of Performance Units hereunder, the Grantee specifically agrees that if required by law to provide sworn testimony regarding any Company-related matter: the Grantee will consult with and have Company designated legal counsel present for such testimony (the Company will be


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responsible for the costs of such designated counsel); the Grantee will confine his testimony to items about which the Grantee has knowledge rather than speculation, unless otherwise directed by legal process; and the Grantee will cooperate with the Company's attorneys to assist their efforts, especially on matters the Grantee has been privy to, holding all privileged attorney-client matters in strictest confidence.

      (b) If the Company reasonably determines that the Grantee has materially violated any of the Grantee's obligations under this Agreement, then this Grant shall terminate, effective the date on which such violation began (unless otherwise terminated sooner), and the Company may demand the return of any amount paid to the Grantee hereunder and the Grantee hereby agrees to return such amounts upon such demand. If after such demand the Grantee fails to return such amounts, the Grantee acknowledges that the Company has the right to deduct from any amounts the Company owes to the Grantee (including, but not limited to, wages or other compensation), or to commence judicial proceedings against the Grantee, to recover such amounts and any and all of its attorney's fees and costs.

      15. GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

      IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.

                                            R.J. REYNOLDS TOBACCO HOLDINGS, INC.

                                            By:
                                                --------------------------------
                                                     Authorized Signatory

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                Grantee

Grantee's Taxpayer Identification Number:

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Grantee's Home Address:

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